UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2025

SOMNIGROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

Tempur Sealy International, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	SGI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    As previously announced on February 5, 2025, the Board of Directors (the "Board") of Tempur Sealy International, Inc. (the "Company") approved a change in the Company's name to 'Somnigroup International Inc.', which would be effective at a later date. The Company's name change became effective as of February 18, 2025 (the "Effective Date") with the filing of the Company's Third Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Division of Corporations on February 5, 2025 ("Third Amendment"). The Third Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

    In connection with the Third Amendment, the Board also adopted and approved the Eighth Amended and Restated By-Laws of the Company ("Eighth Amendment"), effective as of the Effective Date, solely to reflect the new name of the Company. No other changes were made. The Eighth Amendment is attached hereto as Exhibit 3.2 and incorporated herein by reference.

In connection with the name change, the Company's common stock began trading on the New York Stock Exchange under a new ticker symbol "SGI" as of the Effective Date

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Third Certificate of Amendment to the Amended and Restated Certificate of Incorporation (Effective February 18, 2025).
3.2	Eighth Amended and Restated Bylaws of Somnigroup International Inc. (Effective February 18, 2025).
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025

Somnigroup International Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer